Exhibit 99.1
News Release
PS Business Parks, Inc.
701 Western Avenue
Glendale, CA 91201-2349
www.psbusinessparks.com

For Release:	Immediately
Date:	February 23, 2009
Contact:	Edward A. Stokx
(818) 244-8080, Ext. 1649
PS Business Parks, Inc. Reports Results for the Fourth Quarter Ended December 31, 2008
GLENDALE, California — PS Business Parks, Inc. (NYSE:PSB) reported operating results for the fourth quarter ended December 31, 2008.
Net income allocable to common shareholders for the three months ended December 31, 2008 was $9.6 million or $0.47 per diluted share on revenues of $71.7 million compared to $3.8 million or $0.17 per diluted share on revenues of $70.0 million for the same period in 2007. Net income allocable to common shareholders for the year ended December 31, 2008 was $23.4 million or $1.13 per diluted share on revenues of $284.2 million compared to $17.7 million or $0.82 per diluted share on revenues of $271.5 million for the same period in 2007.
Revenues for the three months ended December 31, 2008 increased $1.6 million over the same period of 2007 primarily as a result of an increase of $1.1 million from the Company’s Same Park portfolio. Net income allocable to common shareholders for the three months ended December 31, 2008 increased $5.8 million over the same period of 2007 primarily as a result of the net gain of $4.2 million on the repurchase of preferred stock combined with an increase in net operating income of $1.9 million partially offset by a decrease in interest and other income of $520,000.
Revenues for the year ended December 31, 2008 increased $12.7 million over the same period of 2007 as a result of an increase of $7.6 million from the Company’s Same Park portfolio combined with an increase of $5.1 million from acquired properties. Net income allocable to common shareholders for the year ended December 31, 2008 increased $5.7 million over the same period of 2007 primarily as a result of an increase in net operating income of $8.6 million combined with the net gain of $4.2 million on the repurchase of preferred stock offset by a decrease in interest and other income of $3.6 million and an increase in the allocation of income to minority interests of $2.3 million.
Supplemental Measures
Funds from operations (“FFO”) allocable to common shareholders and unit holders for the three months ended December 31, 2008 and 2007 were $37.6 million, or $1.35 per diluted share, and $31.8 million, or $1.10 per diluted share, respectively. FFO allocable to common shareholders and unit holders for the year ended December 31, 2008 was $131.6 million, or $4.70 per diluted share, compared to $122.4 million, or $4.23 per diluted share, for the same period in 2007. The increase in FFO for the three months and year ended December 31, 2008 over the same period of 2007 was primarily due to a net gain of $4.2 million on the repurchase of preferred stock combined with an increase in net operating income partially offset by the decrease in interest income as discussed above. Excluding the $4.2 million net gain, FFO allocable to common shareholders and unit holders would have been $33.3 million, or $1.19 per diluted share, and $127.3 million, or $4.55 per diluted share, for the three months and year ended December 31, 2008, respectively.

Property Operations
In order to evaluate the performance of the Company’s overall portfolio over two comparable periods, management analyzes the operating performance of a consistent group of properties owned and operated throughout both periods (herein referred to as “Same Park”). Operating properties that the Company acquired subsequent to January 1, 2007 are referred to as “Non-Same Park.” For the three months and years ended December 31, 2008 and 2007, the Same Park portfolio constitutes 18.7 million rentable square feet, which includes all assets the Company owned and operated from January 1, 2007 through December 31, 2008 and represents approximately 95.5% of the total square footage of the Company’s portfolio as of December 31, 2008.
The Company’s property operations account for substantially all of the net operating income earned by the Company. The following table presents the operating results of the Company’s properties for the three months and years ended December 31, 2008 and 2007 in addition to other income and expense items affecting income before minority interests (unaudited, in thousands, except per square foot amounts):

	For the Three Months Ended			For the Years Ended
	December 31,			December 31,
	2008	2007	Change	2008	2007	Change
Rental income:
Same Park (18.7 million rentable square feet) (1)	$67,543	$66,422	1.7%	$268,248	$260,632	2.9%
Non-Same Park (870,000 rentable square feet) (2)	3,939	3,424	15.0%	15,255	10,143	50.4%

Total rental income	71,482	69,846	2.3%	283,503	270,775	4.7%

Cost of operations:
Same Park	20,222	20,252	(0.1%)	83,721	80,779	3.6%
Non-Same Park	1,200	1,443	(16.8%)	4,721	3,581	31.8%

Total cost of operations	21,422	21,695	(1.3%)	88,442	84,360	4.8%

Net operating income (3):
Same Park	47,321	46,170	2.5%	184,527	179,853	2.6%
Non-Same Park	2,739	1,981	38.3%	10,534	6,562	60.5%

Total net operating income	50,060	48,151	4.0%	195,061	186,415	4.6%

Other income and expenses:
Facility management fees	178	182	(2.2%)	728	724	0.6%
Interest and other income	443	963	(54.0%)	1,457	5,104	(71.5%)
Interest expense	(981)	(1,002)	(2.1%)	(3,952)	(4,130)	(4.3%)
Depreciation and amortization	(24,578)	(26,680)	(7.9%)	(99,848)	(98,521)	1.3%
General and administrative	(2,018)	(1,979)	2.0%	(8,099)	(7,917)	2.3%

Income before minority interests	$23,104	$19,635	17.7%	$85,347	$81,675	4.5%

Same Park gross margin (4)	70.1%	69.5%	0.9%	68.8%	69.0%	(0.3%)
Same Park weighted average for the period:
Occupancy	92.7%	94.5%	(1.9%)	93.7%	93.7%	—
Annualized realized rent per square foot (5)	$15.60	$15.05	3.7%	$15.32	$14.89	2.9%

(1)	See above for a definition of Same Park.

(2)	See above for a definition of Non-Same Park.

(3)
Net operating income (“NOI”) is an important measurement in the commercial real estate industry for determining the value of the real estate generating the NOI. The Company’s calculation of NOI may not be comparable to those of other companies and should not be used as an alternative to measures of performance in accordance with generally accepted accounting principles (“GAAP”).

(4)	Same Park gross margin is computed by dividing NOI by rental income.

(5)	Same Park realized rent per square foot represents the annualized revenues earned per occupied square foot.

Financial Condition
The following are key financial ratios with respect to the Company’s leverage at and for the three months ended December 31, 2008:

Ratio of FFO to fixed charges (1) (2)	49.9x
Ratio of FFO to fixed charges and preferred distributions (1) (2)	3.2x
Debt and preferred equity to total market capitalization (based on common stock price of $44.66 at December 31, 2008)	40.9%
Available under line of credit at December 31, 2008	$100.0 million

(1)	Fixed charges include interest expense of $981,000.

(2)	Excludes $4.2 million of net gain on preferred stock repurchase.
Preferred Stock Repurchase
During the fourth quarter of 2008, the Company paid $5.5 million to repurchase 400,000 depositary shares, each representing 1/1,000 of a share of the 6.700% Cumulative Preferred Stock, Series P, for an average cost of $13.70 per depositary share. In accordance with Emerging Issues Task Force (“EITF”) Topic D-42, the purchase price discount, equaling the liquidation value of $25.00 per depositary share over the purchase price of $13.70 per depositary share, is reflected in the income statement, net of the original issuance costs, and added to net income allocable to common shareholders. After the repurchase, 5,350,000 depositary shares of Preferred Stock, Series P remained outstanding.
Distributions Declared
The Board of Directors declared a quarterly dividend of $0.44 per common share on February 23, 2009. Distributions were also declared on the various series of depositary shares, each representing 1/1,000 of a share of preferred stock listed below. Distributions are payable March 31, 2009 to shareholders of record on March 16, 2009.

Series	Dividend Rate	Dividend Declared
Series H	7.000%	$0.437500
Series I	6.875%	$0.429688
Series K	7.950%	$0.496875
Series L	7.600%	$0.475000
Series M	7.200%	$0.450000
Series O	7.375%	$0.460938
Series P	6.700%	$0.418750
Company Information
PS Business Parks, Inc., a member of the S&P SmallCap 600, is a self-advised and self-managed equity real estate investment trust (“REIT”) that acquires, develops, owns and operates commercial properties, primarily flex, multi-tenant office and industrial space. The Company defines “flex” space as buildings that are configured with a combination of office and warehouse space and can be designed to fit a number of uses (including office, assembly, showroom, laboratory, light manufacturing and warehouse space). As of December 31, 2008, PSB wholly owned approximately 19.6 million rentable square feet with approximately 3,800 customers located in eight states, concentrated in California (5.8 million sq. ft.), Florida (3.6 million sq. ft.), Virginia (3.0 million sq. ft.), Texas (2.9 million sq. ft.), Maryland (1.8 million sq. ft.), Oregon (1.3 million sq. ft.), Arizona (0.7 million sq. ft.) and Washington (0.5 million sq. ft.).

Forward-Looking Statements
When used within this press release, the words “may,” “believes,” “anticipates,” “plans,” “expects,” “seeks,” “estimates,” “intends” and similar expressions are intended to identify “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results and performance of the Company to be materially different from those expressed or implied in the forward-looking statements. Such factors include the impact of competition from new and existing commercial facilities which could impact rents and occupancy levels at the Company’s facilities; the Company’s ability to evaluate, finance and integrate acquired and developed properties into the Company’s existing operations; the Company’s ability to effectively compete in the markets that it does business in; the impact of the regulatory environment as well as national, state and local laws and regulations including, without limitation, those governing REITs; the impact of general economic conditions upon rental rates and occupancy levels at the Company’s facilities; the availability of permanent capital at attractive rates, the outlook and actions of Rating Agencies and risks detailed from time to time in the Company’s SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.
Additional information about PS Business Parks, Inc., including more financial analysis of the fourth quarter operating results, is available on the Internet. The Company’s website is www.psbusinessparks.com.
A conference call is scheduled for Tuesday, February 24, 2009, at 10:00 a.m. (PST) to discuss the fourth quarter results. The toll free number is (888) 299-3246; the conference ID is 82236288. The call will also be available via a live webcast on the Company’s website. A replay of the conference call will be available through March 2, 2009 at (800) 642-1687. A replay of the conference call will also be available on the Company’s website.
Additional financial data attached.

PS BUSINESS PARKS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	December 31,	December 31,
	2008	2007

ASSETS

Cash and cash equivalents	$55,015	$35,041
Real estate facilities, at cost:
Land	494,849	494,849
Buildings and equipment	1,517,484	1,484,049

	2,012,333	1,978,898
Accumulated depreciation	(637,948)	(539,857)

	1,374,385	1,439,041
Land held for development	7,869	7,869

	1,382,254	1,446,910
Rent receivable	2,055	2,240
Deferred rent receivable	21,633	21,927
Other assets	8,366	10,465

Total assets	$1,469,323	$1,516,583

LIABILITIES AND SHAREHOLDERS’ EQUITY

Accrued and other liabilities	$46,428	$51,058
Mortgage notes payable	59,308	60,725

Total liabilities	105,736	111,783
Minority interests:
Preferred units	94,750	94,750
Common units	148,023	154,470
Commitments and contingencies
Shareholders’ equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, 28,250 and 28,650 shares issued and outstanding at December 31, 2008 and December 31, 2007, respectively	706,250	716,250
Common stock, $0.01 par value, 100,000,000 shares authorized, 20,459,916 and 20,777,219 shares issued and outstanding at December 31, 2008 and December 31, 2007, respectively	204	207
Paid-in capital	363,587	371,267
Cumulative net income	622,113	552,069
Cumulative distributions	(571,340)	(484,213)

Total shareholders’ equity	1,120,814	1,155,580

Total liabilities and shareholders’ equity	$1,469,323	$1,516,583

PS BUSINESS PARKS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	For the Three Months		For the Years
	Ended December 31,		Ended December 31,
	2008	2007	2008	2007
	(Unaudited)
Revenues:
Rental income	$71,482	$69,846	$283,503	$270,775
Facility management fees	178	182	728	724

Total operating revenues	71,660	70,028	284,231	271,499

Expenses:
Cost of operations	21,422	21,695	88,442	84,360
Depreciation and amortization	24,578	26,680	99,848	98,521
General and administrative	2,018	1,979	8,099	7,917

Total operating expenses	48,018	50,354	196,389	190,798

Other income and expenses:
Interest and other income	443	963	1,457	5,104
Interest expense	(981)	(1,002)	(3,952)	(4,130)

Total other income and expenses	(538)	(39)	(2,495)	974

Income before minority interests	23,104	19,635	85,347	81,675

Minority interests:
Minority interest in income — preferred units	(1,751)	(1,751)	(7,007)	(6,854)
Minority interest in income — common units	(3,399)	(1,370)	(8,296)	(6,155)

Total minority interests	(5,150)	(3,121)	(15,303)	(13,009)

Net income	17,954	16,514	70,044	68,666

Net income allocable to preferred shareholders:
Preferred stock distributions	12,589	12,756	50,858	50,937
Gain on repurchase of preferred stock, net	(4,228)	—	(4,228)	—

Total net income allocable to preferred shareholders	8,361	12,756	46,630	50,937

Net income allocable to common shareholders	$9,593	$3,758	$23,414	$17,729

Net income per common share:
Basic	$0.47	$0.18	$1.15	$0.83
Diluted	$0.47	$0.17	$1.13	$0.82

Weighted average common shares outstanding:
Basic	20,459	21,257	20,443	21,313

Diluted	20,614	21,519	20,664	21,634

PS BUSINESS PARKS, INC.
Computation of Diluted Funds from Operations (“FFO”) and Funds Available for Distribution (“FAD”)
(Unaudited, in thousands, except per share amounts)

	For the Three Months		For the Years
	Ended December 31,		Ended December 31,
	2008	2007	2008	2007
Computation of Diluted Funds From Operations per Common Share (“FFO”) (1):

Net income allocable to common shareholders	$9,593	$3,758	$23,414	$17,729
Adjustments:
Depreciation and amortization	24,578	26,680	99,848	98,521
Minority interest in income — common units	3,399	1,370	8,296	6,155

FFO allocable to common shareholders/unit holders	$37,570	$31,808	$131,558	$122,405

Weighted average common shares outstanding	20,459	21,257	20,443	21,313
Weighted average common OP units outstanding	7,305	7,305	7,305	7,305
Weighted average common stock equivalents outstanding	155	262	221	321

Weighted average common shares and OP units for purposes of computing fully-diluted FFO per common share	27,919	28,824	27,969	28,939

Diluted FFO per common share equivalent	$1.35	$1.10	$4.70	$4.23

Computation of Funds Available for Distribution (“FAD”) (2):

FFO allocable to common shareholders/unit holders	$37,570	$31,808	$131,558	$122,405

Adjustments:
Recurring capital improvements	(1,344)	(3,140)	(8,650)	(13,677)
Tenant improvements	(2,827)	(6,073)	(17,698)	(17,882)
Lease commissions	(1,817)	(2,026)	(6,914)	(5,803)
Straight-line rent	566	16	294	(473)
Stock compensation expense	1,004	978	4,061	3,724
In-place lease adjustment	(49)	(49)	(194)	(102)
Lease incentives net of tenant improvement reimbursements	(231)	(129)	(379)	(33)
Gain on repurchase of preferred stock, net	(4,228)	—	(4,228)	—

FAD	$28,644	$21,385	$97,850	$88,159

Distributions to common shareholders/unit holders	$12,216	$12,565	$48,834	$46,076

Distribution payout ratio	42.6%	58.8%	49.9%	52.3%

(1)
Funds From Operations (“FFO”) is computed in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). The White Paper defines FFO as net income, computed in accordance with GAAP, before depreciation, amortization, minority interest in income, gains or losses on asset dispositions and nonrecurring items. FFO should be analyzed in conjunction with net income. However, FFO should not be viewed as a substitute for net income as a measure of operating performance or liquidity as it does not reflect depreciation and amortization costs or the level of capital expenditure and leasing costs necessary to maintain the operating performance of the Company’s properties, which are significant economic costs and could materially impact the Company’s results from operations. Other REITs may use different methods for calculating FFO and, accordingly, the Company’s FFO may not be comparable to other real estate companies.

(2)
Funds available for distribution (“FAD”) is computed by adjusting consolidated FFO for recurring capital improvements, which the Company defines as those costs incurred to maintain the assets’ value, tenant improvements, lease commissions, straight-line rent, stock compensation expense, impairment charges, amortization of lease incentives and tenant improvement reimbursements, in-place lease adjustment and the impact of EITF Topic D-42. Like FFO, the Company considers FAD to be a useful measure for investors to evaluate the operations and cash flows of a REIT. FAD does not represent net income or cash flow from operations as defined by GAAP.